Exhibit 2

                               EXCHANGE AGREEMENT

                               EXCHANGE AGREEMENT

                                     Between
                          CARBON FIBER PRODUCTS, INC.,

                           CYNTECH TECHNOLOGIES, INC.

                                       And


                 THE SHAREHOLDERS OF CYNTECH TECHNOLOGIES, INC.

                             Dated November 30, 1998

                                  As Amended on
                                December 22, 1998

--------------------------------------------------------------------------------


                   TABLE OF CONTENTS
Articles                                                                    Page

ARTICLE I          REPRESENTATIONS, COVENANTS, AND
                   WARRANTIES OF CYNTECH TECHNOLOGIES, INC.

                   1.01     Organization.......................................1
                   1.02     Capitalization.....................................2
                   1.03     Subsidiaries and Predecessor Corporations..........2
                   1.04     Financial Statements...............................2
                   1.05     Information........................................2
                   1.06     Options and Warrants...............................3
                   1.07     Absence of Certain Changes or Events...............3
                   1.08     Title and Related Matters..........................4
                   1.09     Litigation and Proceedings.........................4
                   1.10     Contracts..........................................4
                   1.11     Material Contract Defaults.........................5
                   1.12     No Conflict With Other Instruments.................5
                   1.13     Governmental Authorizations........................5
                   1.14     Compliance With Laws and Regulations...............5
                   1.15     Insurance..........................................5
                   1.16     Approval of Agreement..............................5
                   1.17     Material Transactions or Affiliations..............6
                   1.18     Labor Relations....................................6
                   1.19     Cyntech Schedules..................................6

ARTICLE 11         REPRESENTATIONS, COVENANTS AND WARRANTIES
                   OF CYNTECH SHAREHOLDERS

                   2.01     Ownership of Cyntech Shares........................7
                   2.02     Knowledge of Representations.......................8

ARTICLE III        REPRESENTATIONS. COVENANTS, AND
                   WARRANTIES OF CARBON FIBER PRODUCTS, INC.

                   3.01     Organization ......................................8
                   3.02     Capitalization.....................................8
                   3.03     Subsidiaries.......................................8
                   3.04     Financial Statements...............................8
                   3.05     Information........................................9
                   3.06     Options and Warrants...............................9
                   3.07     Absence of Certain Changes or Events...............9
                   3.08     Title and Related Matters.........................10

Articles                                                                    Page
                   3.09     Litigation and Proceedings........................11
                   3.10     Contracts.........................................11
                   3.11     Material Contract Defaults........................11
                   3.11     No Conflict With Other Instruments................11
                   3.12     Governmental Authorizations.......................12
                   3.13     Compliance With Laws and Regulations..............12
                   3.14     Insurance.........................................12
                   3.15     Approval of Agreement.............................12
                   3.16     Continuity of Business Enterprises................12
                   3.17     Material Transactions or Affiliations.............12
                   3.18     Employment Matters................................12
                   3.19     Carbon Fiber Schedules............................12


ARTICLE IV         PLAN OF EXCHANGE
                   4.01     The Exchange......................................14
                   4.02     Anti-Dilution.....................................14
                   4.03     Appointment of New Directors......................14
                   4.04     Closing...........................................14
                   4.05     Closing Events....................................15
                   4.06     Termination.......................................15

ARTICLE V          SPECIAL COVENANTS AND REPRESENTATIONS

                   5.01     Stockholder Meeting of Carbon Fiber ..............16
                   5.02     Additional Covenants and Representations of CTI...16
                   5.03     Access to Properties and Records..................17
                   5.04     Delivery of Books and Records.....................17
                   5.05     Special Covenants and Representations
                            Regarding the Exchanged Carbon Fiber Stock........17
                   5.06     Third Party Consents and Certificates.............17
                   5.07     Actions Prior to Closing..........................17
                   5.08     Sales Under Rules 144 or 145, If Applicable.......18
                   5.09     Indemnification...................................19

ARTICLE VI         CONDITIONS PRECEDENT TO OBLIGATIONS
                   OF CARBON FIBER PRODUCTS.  INC.

                   6.01     Accuracy of Representations.......................19
                   6.02     Officer's Certificates............................20
                   6.03     No Material Adverse Change........................20
                   6.04     Good Standing.....................................20

Articles                                                                    Page

                   6.05     Officer and Director Questionnaires...............20
                   6.06     Other Items.......................................20

ARTICLE VII        CONDITIONS PRECEDENT TO OBLIGATIONS OF
                   CYNTECH AND THE CYNTECH SHAREHOLDERS

                   7.01     Accuracy of Representation........................21
                   7.02     Stockholder Approval..............................21
                   7.03     Officer's Certificate.............................21
                   7.04     No Material Adverse Change........................21
                   7.05     Good Standing.....................................21
                   7.06     Other Items.......................................21

ARTICLE VIII       MISCELLANEOUS

                   8.01     GoverningLaw......................................22
                   8.02     Notices...........................................22
                   8.03     Attomeys'Fees.....................................22
                   8.04     Confidentiality...................................22
                   8.05     Schedules;Knowledge...............................23
                   8.06     Third Party Beneficiaries.........................23
                   8.07     Entire Agreement..................................23
                   8.08     Survival;Termination..............................23
                   8.09     Counterparts......................................23
                   8.10     Amendment or Waiver...............................23



EXHIBITS

Exhibit "A"                 Letter of Representation

                               EXCHANGE AGREENIENT

         THIS EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement'), is entered into as of this 30th day of November, 1998, by and among Carbon Fiber Products, Inc., a Utah corporation (hereinafter referred to as "CFP"), Cyntech Technologies, Inc., a Nevada corporation (hereinafter referred to as "CTI"), and those persons identified on Schedule A attached hereto, who are all of the shareholders of CTI (hereinafter referred to as the "CTI Shareholders"), upon the following premises:

                                    Premises

         This Agreement provides for the acquisition by CFP of all of the issued and outstanding shares of CTI solely in exchange for voting shares of CFP, on the terms and conditions hereinafter provided, all for the purpose of effecting a so-called `tax-free' reorganization pursuant to Sections 368(a)(l)(B) of the Internal Revenue Code of 1954, as amended.


                                    Agreement

         NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom. it is hereby agreed as follows:

                                    ARTICLE I

                REPRESENTATIONS. COVENANTS, AND WARRANTIES OF CTI

         As an inducement to, and to obtain the reliance of, CFP, CTI makes the following representations and warranties, as modified by the CTI Schedules (as hereinafter defined), which CTI represents as accurate and complete:

         Section 1.01 Organization. CTI is a corporation duly organized, validly existing and in goodstanding under the laws of the state of Nevada. CTI has the corporate power and is duly authorized, qualified, franchise, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the CTI Schedules are complete and correct copies of the articles of incorporation, as amended, and bylaws of CTI as in effect on the date hereof The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of CTI's articles of incorporation or bylaws. CTI has taken all action required by laws, its articles of Incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement. CTI has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, and otherwise to consummate the transactions herein contemplated.

         Section 1.02 . Capitalization. The authorized capitalization of CTI consists of 50.000,000. shares of Voting Class Common Stock, par value $0.001 per share, of which a total of 47,334,210 shares are issued and outstanding: and 25,000,000 shares of Voting Class B Common Stock, par value $0.001 per share of which 20,000,000 shares are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assemble and not issued in violation of the pre-emptive or other rights of any person.

         Section 1.03 Subsidiaries and Predecessor Corporations. CTI has one subsidiary, Cyntech of Chambers County, Inc., a Texas corporation ("CCCI"). CCCI is owned 100% by CTI. Except for CCCI, CTI does not have any subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

         Section   1.04    Financial Statements.

         (a)  Included  in  the  CTI  Schedules  are  the  following   financial
      statements (the "financial statements"):

         Unaudited balance sheet as of August 31, 1998, together with an unaudited income statement for the period from inception through August 31, 1998.

         (b) All such financial statements have been prepared in accordance with generally accepted accounting. principles. The CTI balance sheet presents fairly as of its date the financial condition of CTI. CTI did not have, as of the date of such balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto, prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of CTI in accordance with generally accepted accounting principles. The financial statements reflect fairly the information required to be set forth therein by generally accepted accounting principles.

         (c) CTI has filed all state, federal, and local income tax returns required to be filed by it from inception to the date hereof. Included in the CTI Schedules are true and correct copies of the federal income tax returns of CTI filed in the past three fiscal years. None of such federal income tax returns have been examined by the Internal Revenue Service. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

         (d) CTI does not owe any unpaid federal, state, county, local. or other taxes (including any deficiencies, interest, or penalties) through August
      31. 1998, for which CTI may be liable in its own right or as a transferee of the assets of or as a successor to, any other corporation or entity. Furthermore, except as accruing in the normal course of business, CTI does not own any accrued and unpaid taxes to date of this Agreement.

         (e) The books and records, financial and otherwise, of CTI are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

         (f) CTI has good and marketable title to its assets and, except as set forth in the CTI Schedules or the financial statements of CTI or the notes thereto, has no material contingent liabilities, direct or indirect, matured or unmatured.

         Section 1.05 Information. The information concerning CTI set forth in this Agreement and in the CTI Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required it to make the statements made, in light of the circumstances under which they were made, not misleading.

         Section 1.06 Options or Warrants. Except as set forth in the CTI Schedules, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and] unissued CTI common stock, except options, warrants, calls or commitments, if any, to which CTI is not a party and by which it is not bound.

         Section 1.07 Absence of Certain Changes or Events. Except as set forth in this Agreement or the CTI Schedules, Since August 31, 1998:

         (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of CTI; or (ii) any damage, destruction, or loss to CTI (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of CTI, (except as set forth in the CTI schedules);

         (b) Except as set forth in the CTI Schedules, CTI has not (i) amended its certificate of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of CTI; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors, or employees:

         (c) Except as set forth in the CTI Schedules. CTI has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business: (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent CTI balance sheet, and current liabilities incurred since that date in the ordinary course of business: (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in it's business which, in the aggregate have a value of less than $1,000), or cancelled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of CTI; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

         (d) to the best knowledge of CTI, CTI has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of CTI.

         Section 1.08 Title and Related Matters. Except as set forth in the CTI schedules, CTI has good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the most recent CTI balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the CTI Schedules. Except as set forth in the CTI Schedules, CTI owns free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with CTI's business. Except as set forth in the CTI Schedules, no third party has any right to, and CTI has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would have a materially adverse affect on the business, operations, financial condition, income, or business prospects of CTI or any material portion of its properties, assets, or rights.

         Section 1.09 Litigation and Proceedings. Except as set forth in the CTI Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of CTI after reasonable investigation, threatened by or against CTI or affecting CTI or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. CTI does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

         Section 1.10      Contracts.

         (a) Except as included or described in the CTI Schedules, there are no, material contracts, agreements, franchises, license agreements, or other commitments to which CTI is a party or by which it or any of its assets, products, technology, or properties are bound:

         (b) All contracts, agreements, franchises, license agreements, and other commitments to which CTI is a party or by which its properties are bound and which are material to the operations of CTI taken as a whole are valid and enforceable by CTI in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally:

         (c) CTI is not a party to or bound by. and the properties of CTI are not subject to, any contract, agreement, other commitment or instrument: any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as CTI can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of CTI: and

         (d) Except as included or described in the CTI Schedules or reflected in the most recent CTI balance sheet, CTI is not a Party to any oral or written (i) contract for the employment of any-officer or employee which is not terminable on 30 days or less notice: (ii) profit sharing. bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which CTI is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which. in the aggregate do not exceed more than one year or providing for payments in excess of $1,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of CTI; or (viii) contract, agreement, or other commitment involving payments by it of more than $1,000 in the aggregate.

         Section 1.11 Material Contract Defaults. CTI is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of CTI and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which CTI has not taken adequate steps to prevent such a default from occurring.

         Section 1.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in, the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which CTI is a party or to which any of its properties or operations ire subject.

         Section 1.13 Governmental Authorizations. Except as set forth in the CTI Schedules, CTI has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of. or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by CTI of this Agreement and the consummation by CTI of the transactions contemplated hereby.

         Section 1.14 Compliance with Laws and Regulations. Except as set forth in the CTI Schedules, CTI has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and affect the business, operations, properties, assets, or condition of CTI or except to the extent that noncompliance would not result in the incurrence of any material liability for CTI.

         Section 1.15 Insurance. All the insurable properties of CTI are insured in their full replacement value against all risks customarily insured against by persons operating similar properties in localities where such properties are located and under valid and enforceable policies by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding on the date of consummation (if the transactions contemplated by this Agreement.

         Section 1. 16 Approval of Agreement. The board of directors of CTI has authorized the execution and delivery of this Agreement by CTI has approved the transactions contemplated hereby, and approved the submission of this Agreement and the transactions contemplated hereby to the shareholders of CTI for their approval with the recommendation that the reorganization be accepted.

         Section 1.17 Material Transactions or Affiliations. Set forth in the CTI Schedules is a description of every material contract, agreement, or arrangement between CTI and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by CTI to own beneficially, 10% or more of the issued and outstanding common stock of CTI and which is to be performed in whole or in part after the date hereof or which was entered into not more than three years prior to the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services, or in kind, is, had been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to CTI than terms available from otherwise unrelated parties in arm's length transactions. Except as disclosed in the CTI Schedules or otherwise disclosed herein, no officer, director, or 10%o shareholder of CTI has, or has had since inception of CTI, any interest, direct or indirect, in any material transaction with CTI. There are no commitments by CTI, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with, any such affiliated person.

         Section 1.18 Labor Relations. CTI has not had a work stoppage resulting from labor problems. To the knowledge of CTI. no union or other collective bargaining organization is organizing or attempting to organize any employee of CTI.

         Section 1.19 CTI Schedules. CTI has delivered to CFP, or will deliver within five (5) business days from the date of execution of this Agreement, the following schedules, which are collectively referred to as the "CTI Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement and instruments and data as of such date, all certified by the chief executive officer of CTI as complete, true, and correct:

         (a)  a  schedule   containing   complete  and  correct  copies  of  the
      certificate of incorporation, as amended, and bylaws of CTI in effect as of the date of this Agreement;

         (b) a schedule containing the financial statements of CTI identified in paragraph 1.04(c);

         (c) a schedule containing the federal income tax returns of CTI identified in paragraph 1.04(c):

         (d) a schedule containing a list indicating the name and address of each shareholder of CTI together with the number of shares owned by him or her;

         (e) a schedule containing a description of all real property owned by CTI, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property:

         (f) a schedule containing true and correct copies of all contracts, agreements, or other instruments to which CTI is a party or by which it or its properties are bound, together with a description of all contracts leases, agreements, and other instruments, whether or not deemed material, including oral agreements, to which CTI is a party or by which it or its properties are bound, specifically including all contracts, agreements, or arrangements referred to in section 1.17;

         (g) copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which CTI carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of
      CTI):

         (h) a schedule listing the accounts receivable and notes and other obligations receivable of CTI as of October I, 1998, or that arose thereafter other than in the ordinary course of business of CTI, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments which are in the aggregate material and due to or claimed by such creditor;

         (i) a schedule listing the accounts payable and notes and other obligations payable of CTI as of October 31. 1998, or that arose thereafter other than in the ordinary course of the business of CTI, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature arid amount of any refunds, setoffs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due or payable to CTI respecting such obligations;

         (j) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of CTI since October 31, 1998, required to be provided pursuant to section 1.07 hereof;

         (k) a schedule containing a copy of the board of directors' and shareholders' minutes of CTI since inception: and

         (1) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the CTI Schedules by sections l.0l through 1.18.

         CTI shall cause the CTI Schedules and the instruments and data delivered to CFP hereunder to be updated after the date hereof up to and including the Closing Date.

                                   ARTICLE 11

                   REPRESENTATIONS, COVENANTS. AND WARRANTIES
                               OF CTI SHAREHOLDERS

         As  in  inducement  to,  and  to  obtain   reliance  of  CFP,  the  CTI
Shareholders represent and warrant as follows:

         Section 2.01 Ownership of CTI Shares. Each CTI shareholder hereby represents and warrants with respect to itself that it is the legal and beneficial owner of the number of CTI shares set forth opposite its name at the foot of this agreement, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and each such shareholder has full right, power, and authority to transfer, assign, convey, and deliver its

CTI shares; and delivery of such shares tit the closing will convey to CFP good and marketable title to such shares free and clear of an claims, charges, equities, liens, security interests, and encumbrances whatsoever.

         Section 2.02 Knowledge of Representations. To their best knowledge and belief, the representations of CTI in Article 1, above, are true, accurate and complete.

                                   ARTICLE III

               REPRESENTATIOLNS. COVENANTS, AND WARRANTIES OF CFP

         As an inducement to, and to obtain the reliance of CTI and the CTI Shareholders, CFP represents and warrants as follows:

         Section 3.01 Organization. CFP is a corporation duly organized, validly existing, and in good standing under the laws of the state of Utah, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the CFP Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation and bylaws of CFP as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of CFP's articles of incorporation or bylaws. Except as set forth in Section 5.01 below, CFP has taken all action required by law, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and CFP has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, bylaws, or otherwise to consummate the transactions hereby contemplated.

         Section 3.02 Capitalization. CFP's authorized capitalization of 100,000,000 shares of common stock, par value $.001, of which a total of 51,312,153 shares are either issued, or will be issued at Closing: and 5,000,000 shares of preferred stock, par value $0.001, none of which are outstanding. Immediately following a reverse split described in Section 5.01, CFP will have a total of 3,100.000 shares issued and outstanding immediately prior to the reorganization. All issued and outstanding shares at Closing, will be, legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person.

         Section 3.03 Subsidiaries. CFP has one wholly-owned subsidiary, Novus Cart Company ("Novus"), a Utah corporation. Prior to the closing. shares of Novus will be transferred for good and valuable consideration to a third party. Except for Novus, CFP does not have any subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

         Section 3.04 Financial Statements.

         (a)  Included  in  the  CFP  Schedules  are  the  following   financial
      statements (the "financial statements"):

         Unaudited balance sheets as of July 31, 1998 and September 30, 1998, and unaudited income statements for the period from August 1, 1997 through July 31, 1998, and the two months ended September 30, 1998, and an unaudited pro forma balance sheet as of the Closing Date.

         (b) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The CFP balance sheets present fairly as of their respective dates the financial condition of CFP. CFP did not have as of the date of any such CFP balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported anti present fairly the value of the assets of CFP, in accordance with generally accepted accounting principles. The financial statements reflect fairly the information required to be set forth therein by generally accepted accounting principles.

         (c) Except as set forth in the CFP schedules, CFP has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable.

         (d) Except as set forth in the CFP schedules, CFP has filed all state, federal, of local income tax returns required to be filed by it from inception to the date hereof. Included in the CFP Schedules are true and correct copies of the federal income tax returns of for the past three fiscal years. None of such federal income tax returns have been examined by the Internal Revenue Service. Each of such income tax returns reflects the taxes due for the period covered Thereby, except for amounts which in the aggregate, are immaterial.

         (e) Except as set forth in the CFP schedules, the books and records, financial and otherwise, of CFP are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

         (f) Except as set forth in the CFP schedules, CFP has good and marketable title to its assets and, except as set forth in the CFP Schedules or the Financial Statements of CFP or the notes thereto, has no material contingent liabilities, direct or indirect, matured or unmatured.

         Section 3.05 Information. The information concerning CFP set forth in this Agreement and the CFP Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

         Section 3.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to authorized and unissued stock of CFP, except options, warrants, calls, or commitments, if any, to which CFP is not a party and by which it is not bound.


         Section 3.07 Absence or Certain Changes or Events. Except as described herein or in the CFP Schedules, since the date of the most recent CFP balance sheet:

         (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of CFP (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of CFP (except as set forth in the CFP schedules);

         (b) Except as set forth in the CFP schedules, CFP has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholder, or purchased or redeemed, or agreed to purchase or redeem, any of its-capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of CFP; (iv) made any material change in its method of management, operation, or accounting: (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for, or with its officers, directors, or employees.

         (c) Except as set forth in the CFP schedules, CFP has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof:
      (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business: (iii) paid or agreed to pay any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent CFP balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses incurred in connection with the preparation of this, Agreement and the consummation of the transactions contemplated hereby;
      (iv) sold or transferred or agreed to sell or transfer any of its assets, property or rights (except assets property or rights not used or useful in its business which, in the aggregate have a value of less than $ 1,000), or cancelled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1.000): (v) made or permitted any amendment or termination of any contract agreement or license to which it is a party if such amendment or termination is material, considering the business of CFP, or (vi) issued, delivered, or agreed to, issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

         (d) to the best knowledge of CFP, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of CFP.

         Section 3.08 Title and Related Matters. Except as set forth in the CFP schedules, CFP has good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the CFP balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent: (b) such imperfections of title and casements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the CFP Schedules.

         Section 3.09 Litigation and Proceedings. There am no actions, suits, or proceedings pending or, to the knowledge of CFP, threatened by or against or affecting CFP, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. CFP does not have any knowledge of any default on its part with respect to any judgment, order, writs, injunction, decree, award, rule, or regulation of any court, arbitrator, or Governmental agency or instrumentality.

         Section 3.10 Contracts.

         (a) Except as included or described in the CFP Schedules, there are no material contracts, agreements, franchises, license agreements, or other commitments to which CTI is a party or by which it or any of its assets, products, technology, or Properties are bound;

         (b) All contracts, agreements, franchises, license agreements, and other commitments to which CFP is a party or by which its properties are bound and which are material to the operations of CFP taken as a whole are valid and enforceable by CFP in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally:

         (c) CFP is not a party to or bound by, and the properties of CFP are not subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction, or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as CFP can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of CFP; and

         (d) Except as included or described in the CFP Schedules or reflected in the most recent CFP balance sheet. CFP is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract, or indenture relating to the borrowing of money: (iv) guaranty of any obligation, other than one on which CFP is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $ 1,000 in the aggregate: (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of CFP: or (viii) contracts agreement, or other commitment involving payments by it of more than $1,000 in the aggregate.

         Section 3.11 Material Contract Defaults. CFP is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of CF and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which CFP has not taken adequate steps to prevent such a default from occurring.

         Section 3.12 No Conflict With Other Instruments. The consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or instrument to which CFP is a party or to which it or any of its assets or operations are subject.

         Section 3. 13 Governmental Authorizations. CFP has all licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by CFP of this Agreement and the consummation by CFP of the transactions contemplated hereby.

         Section 3.14 Compliance With Laws and Regulations. To the best of its knowledge, CFP has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business operations, properties, assets, or conditions of CFP or except to the extent that noncompliance would not result in the incurrence of any material liability.

         Section 3.15 Insurance. CFP owns no insurable properties and carries no casualty or liability insurance.

         Section 3.16 Approval of Agreement. The board of directors of CFP has authorized the execution and delivery of this Agreement by CFP and has approved this Agreement and the transactions contemplated hereby.

         Section 3.17 Continuity of Business Enterprises. CFP has no commitment or present intention to liquidate CTI or sell or otherwise dispose of a material portion of CTI's business or assets following the consummation of the transactions contemplated hereby.

         Section 3.18 Material Transactions of Affiliations. Except as disclosed herein and in the CFP Schedules, there exists no material contract, agreement, or arrangement between CFP and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record or known by CFP to own beneficially, 10% or more of the issued and outstanding common stock of CFP and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 10% shareholder of CFP has, or has had during the last preceding full fiscal year, any known interest in any material transaction with CFP which was material to the business of CFP. CFP has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with any such affiliated person.

         Section 3.19 Employment Matters. CFP currently has five (5) employees other than its Executive officiers.

         Section 3.20 CFP Schedules. CFP has delivered to CTI, or will deliver within five (5) business days from the date of execution of this Agreement, the following schedules, which are collectively referred to as the "CFP Schedules," which are dated the date of this Agreement, all certified by an officer to be complete, true, and accurate:

         (a)  a  schedule   containing   complete  and  correct  copies  of  the
      certificate of incorporation, as amended, and bylaws of CFP in effect as of the date of this Agreement;

         (b) a schedule containing the financial statements of CFP identified in paragraph 3.04(c):

         (c) a schedule containing the federal income tax returns of CFP identified in paragraph 3.04(c);

         (d) a schedule containing a list indicating the name and address of each shareholder of CFP together with the number of shares owned by him or her;

         (e) a schedule containing a description of all real property owned by CFP, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

         (f) a schedule containing true and correct copies of all contracts, agreements, or other instruments to which CFP is a party or by which it or its properties are bound, together with a description of all contracts, leases, agreements, and other instruments, whether or not deemed material, including oral agreements, to which CFP is a party or by which it or its properties are bound, specifically including all contracts, agreements, or arrangements referred to in section 1.17;

         (g) copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which CFP carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of
      CFP).

         (h) a schedule listing the accounts receivable and notes and other obligations receivable of CFP as of October 31. 1998, or that arose thereafter other than in the ordinary course of business of CFP, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments which are in the aggregate material and due to or claimed by such creditor;

         (i) a schedule listing the accounts payable and notes and other obligations payable of CFP as of October 31, 1998, or that arose thereafter other than in the ordinary course of the business of CFP, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, setoffs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due or payable to CFP respecting such obligations;

         (j) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of CFP since September 30, 1998, required to be provided pursuant to section 1.07 hereof;

         (k) a schedule containing a copy of the board of directors' and shareholders' minutes of CFP since inception; and

         (1) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the CFP Schedules by sections 3.01 through 3.18.

         CFP shall cause the CFP Schedules and the instruments and data delivered to CTI hereunder to be updated after the date hereof up to and including the Closing Date.

                                   ARTICLE IV

                                PLAN OF EXCHANGE

         Section 4.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 4.04), each of the CT1 Shareholders hereby agrees to assign, transfer, and deliver to CFP, free and cleat of all liens, pledges, encumbrances, charges, restrictions, or known claims of any kind, nature, or description, the number of shares of common stock of CTI set after his signature at the foot of this Agreement, in the aggregate constituting all of the issued and outstanding shares of common stock of CTI, and CFP agrees to acquire such shares on such date by issuing and delivering in exchange therefor solely shares of CFP restricted common stock, par value $0.001, in the amount of .3346424 post-split shares of CFP for each outstanding shareof CTI, or an aggregate amount of 25,900,000 shares of CFP common stock, or approximately 89.31% of the 25,900,000 shares of CFP common stock to be issued and outstanding on the Closing Elate (the "Exchanged CFP Stock.") At the Closing. each of the CTI Shareholders shall, on surrender of his certificate or certificates representing such CTI shares to the registrar and transfer agent, be entitled to receive a certificate or certificates evidencing shares of the Exchanged CFP Stock as provided herein Upon the consummation of the transaction contemplated herein, all shares of capital stock of CTI shall be held by CFP.

         Section 4.02 Anti-Dilution. The number of shares of Exchanged CFP Stock shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in the CFP common stock, par value $0.001, which may occur between the date of the execution of this Agreement and the date of delivery of such shares. In addition, the shares of common stock to be held by the CFP shareholders shall not be diluted more than provided in Section 5.02(c).

         Section 4.03 Appointment or New Directors. In connection with the Closing of the transactions contemplated by this Agreement, the existing directors of CFP shall resign, seriatim, and shall appoint R. Frank Meyer and the other designees of CTI as directors to fill the vacancies created thereby, to serve until the next annual stockholders' meeting of CFP and their successors shall have been elected and qualified.

         Section 4.04 Closing. The closing (`Closing') of the transactions contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date"), within the ten-day period commencing with the last to occur of the following: the CFP shareholders' meeting or such date as may be prescribed by any federal or state regulatory agency or authority prior to which the transactions contemplated hereby may not be effectuated. Such Closing shall lake place at a mutually agreeable time and place.

         Section 4.05 Closing Events. At the Closing. each of the respective parties hereto shall execute. Acknowledge, and deliver (or shall cause to be executed. acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

         Section 4.06      Termination.

         (a) This Agreement may be terminated by the board of directors of either CFP or CTI at any time prior to the Closing Date if:

         (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement;

         (ii ) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange; or

         (iii) there shall have been any change after the date of the latest balance sheets of CFP and CTI respectively, in the assets, properties business, or financial condition of CFP or CTI, which could have a materially adverse affect on the value of the business of CFP or CTI respectively, except any changes disclosed in the CFP or CTI Schedules, as the case may be, and the transactions herein contemplated.

In the event of termination pursuant to this paragraph (a) of section 4.06, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

         (b) This Agreement may be terminated at any time prior to the Closing by action of the board of directors of CFP if CTI shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of CTI contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (b) of section 4.06 this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that CTI shall bear its own costs as well as the costs incurred by CFP in connection with the negotiation, preparation, and execution of this Agreement.

         (c) This Agreement and the Plan of Exchange may be terminated at any time prior to the Closing by action of the board of directors of CTI if CFP shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of CFP contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (c) of section 4.06, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that CFP shall bear its own costs as well as the costs of CTI incurred in connection with the negotiation, preparation, and execution of this Agreement.

                                    ARTICLE V

                      SPECLAL COVENANTS AND REPRESENTATIONS

         Section 5.01 Stockholder Meeting of CFP. As soon as practicable following the execution of this Agreement, and prior to the Closing, CFP shall call a special meeting of its shareholders to approve the following proposals:

         (a)  the   authorization   and  approval  of  this  Agreement  and  the
      transactions contemplated thereby.

         (b) the election of R. Frank Meyer and the designees of CTI, as directors of CFP;

         (c) the amendment to the articles of incorporation of CFP to change its name to "Cyntech Technologies. Inc." or such name as may be deemed appropriate;

         (d) the recapitalization or reverse split of the issued and outstanding shares of CFP, so that the 51,312,153 shares issued and outstanding as of the Closing Date, will be consolidated, or reverse split on a 1for
      16.552307 basis, resulting in a total of 3,100,000 shares issued and outstanding; and

         (e) to take such other actions as the directors may determine are appropriate.

         Section 5.02      Additional Covenants and Representations of CTI.

         (a) CTI represents and warrants that it has received a loan commitment from CorpFinance, a Canadian banking firm, to provide to CTI, or its successor corporation, $43 million in financing necessary to build, establish and operate CTI's proposed recovery plant, as described in CTI's business plan as of the end of August 1998. CTI acknowledges and understands that CFP has relied on CTI's representations that such loan commitment is in place.

         (b) CTI represents and warrants that it has received a performance guarantee from KTI Fish, an engineering firm that will be engaged to design and build the recovery plant, pursuant to a letter from KTI fish dated October 18. 1998. CTI represents and warrants that it will be able to design, build and establish the recovery plant at the cost and in the timeframe set forth in CTI's business plan, and consistent with the referenced letter from KTI Fish.

         (c) CTI represents and warrants that immediately upon closing, CTI (or its successor company) will initiate efforts to complete necessary documents to immediately undertake a private placement of the securities of the successor company in compliance with applicable exemptions from the registration requirements under state and federal securities laws. CTI intends to raise up to $10 million dollars in the private offering, but will, in no event raise less than $5 million. CTI further represents that $5 million is sufficient capital to secure the financing referenced in subparagraph (a) above. CTI hereby covenants that for a period of thirty
      (30) months from the date of closing. CTI will not issue shares of common stock which will result in dilution to the current CFP shareholders and the CTI and other shareholders, on a pro rata basis, of more than 20% (i.e., the surviving corporation will not issue any more than 6,000,000 shares and the interest held by current CFP shareholders will not be reduced below 8.333%.) Any dilution to CFP shareholders shall be pro rata in proportion to the interest held by any such CFP stockholder. CTI covenants and agrees that (i) the failure to raise a minimum of $5 million in equity capital consistent with the terms set forth above; or (ii) any dilution which exceeds the above provision, shall constitute a material breach of this Agreement, and that such action shall be appropriate for injunctive relief by the CFP shareholders (as other remedies will probably be inadequate).

         Section 5.03 Access to Properties and Records. CFP and CTI will each afford to the officers and authorized representatives of the other full access to the properties, books, and records of CFP or CTI as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of CFP or CTI, as the case may be, as the other shall from time to time reasonably request.

         Section 5.04 Delivery of Books and Records. At the Closing. CFP shall deliver to CTI the originals of the corporate minute books, books of account, contracts, records, and all other- books or documents of CFP now in the possession of CFP or its representatives.

         Section 5.05 Special Covenants and Representations Regarding the Exchanged CFP Stock. The consummation of this Agreement and the transactions herein contemplated, including the issuance of the Exchanged Stock to the shareholders of CTI as contemplated hereby, constitutes the offer, and sale of securities under the Securities Act and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the CTI shareholders acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing. CTI shall cause to be delivered, and the shareholders shall deliver to CFP, letters of representation in the form attached hereto as Exhibit `A."

         Section 5.06 Third Party Consents and Certificates. CFP and CTI agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein and therein contemplated.

         Section 5.07 Actions Prior to Closing.

         (a) From and after the date of this Agreement until the Closing Date and except as set forth in the CFP or CTI Schedules or as permitted or contemplated by this Agreement, CFP and CTI respectively, will each:

         (i) carry on its business in substantially the same manner as it has heretofore:

         (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

         (iii) maintain in full force and effect insurance comparable in amount and it; scope of coverage to that now maintained by it;

         (iv) perform in all material respects all of its obligation under material contracts, leases, and instruments relating to or affecting its assets, properties, and business.

         (v)  use its  best  efforts  to  maintain  and  preserve  its  business
organization  intact,  to  retain  its  key  employees,   and  to  maintain  its
relationship with its material suppliers and customers; and

         (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

         (b) From and after the date of this Agreement until the Closing Date, neither CFP nor CTI will:

         (i) make any change in their articles of incorporation or bylaws, except as provided herein:

         (ii) take any action described in section 1.07 in the case of CTI, or in section 3.07, in the case of CFP (all except as permitted therein or as disclosed in the applicable party's schedules): or

         (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any, contract, agreements or other instrument in the ordinary course of business involving the sale of goods or services.

         Section   5.08  Sales   Under   Rules  144  or  145.   If   Applicable.

         (a) CFP will use its best efforts to at all times comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the

`Exchange Act"), including timely filing all periodic reports required under the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

         (b) Upon being informed in writing by any person holding restricted stock of CFP as of the date of this Agreement that such person intends to sell any shares under Rule 144 or Rule 145 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof, CFP will certify in writing to such person that it has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's restricted stock under Rule 144 or 145, as may be applicable in the circumstances, or will inform such person in writing that it has not filed any such report or reports.

         (c) If any certificate representing any such restricted stock is presented, to CFP's transfer agent for registration of transfer in connection with any sale theretofore made under Rule 144 or 145, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to CFP and its counsel that such transfer has complied with the requirements of Rule 144 or 145, as the cases may be, CFP will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and. if appropriate under the provisions of Rule 144 or 145, as the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section 4.07 shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

         Section 5.09   Indemnification.

         (a) CTI hereby agrees to indemnify CFP and each of the officers. agents and directors of CFP as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense, (including. but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

         (b) CFP hereby agrees to indemnify CTI and each of the offices, agents and directors of CTI as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article III, of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

                                   ARTICLE VI

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF CFP

         The obligations of CFP under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         Section 6.01 Accuracy of Representations. The representations and warranties made by CTI and the CTI Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and CTI and the CTI Shareholders shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by CTI and the CTI Shareholders prior to or at the Closing. CFP shall be furnished with a certificate, signed by a duly authorized officer of CTI and dated the Closing Date, to the foregoing effect.

         Section 6.02 Officer's Certificates. CFP shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of CTI to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of CTI threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the CTI Schedules, by or against CTI which might result in any material adverse change in any of the assets, properties, business, or operations of CTI.

         Section 6.03 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of CTI nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of CTI.

         Section 6.04 Good Standing. CFP shall have received a certificate of good standing from the Secretary of State of the state of Nevada or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that CTI is in good standing as a corporation in the state of Nevada and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

         Section 6.05 Officer and Director Questionnaires. CFP shall have received officer and director questionnaires completed and signed by each executive officer and director of CTI in form and substance reasonably satisfactory to CFP and its counsel which shall contain information for use by CFP in reporting the transaction contemplated hereby to applicable state and federal securities regulatory agencies.

         Section 6.06      Other Items.

         (a) CFP shall have received uniform commercial code certificates from the appropriate state of local authority or agency for each county and state in which any personal property of CTI with a value in excess $1,000 is situated, dated as of the Closing Date, to the effect that there are no liens on such personal property, other than those disclosed in the CTI Schedules.

         (b) CFP shall have received a shareholders list of CTI containing the name, address, and number of shares held by each CTI shareholder as of the date of Closing certified by an executive officer of CTI as being true, complete, and accurate.

         (c) CFP shall have received such further documents, certificates, or instruments relating to the transact ions contemplated hereby as CFP may reasonably request.

                                   ARTICLE VII

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF CTI
                            AND THE CTI SHAREHOLDERS

         The obligations of CTI and the CTI Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         Section 7.01 Accuracy of Representations. The representations and warranties made by CFP in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and CFP shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by CFP prior to or at the Closing. CTI shall have been furnished with a certificate, signed by a duly authorized executive officer of CFP and dated the Closing Date, to the foregoing effect.

         Section 7.02 Stockholder Approval. The stockholders of CFP shall have approved this Agreement, the transactions contemplated hereby, and the other matters described in Section 5.01.

         Section 7.03 Officer's Certificate. CTI shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized executive officer of CFP to the effect that no litigation, Proceeding, investigation, or inquiry is pending or, to the best knowledge of CFP threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

         Section 7.04 No Material Adverse Change. Prior to the Closing Date. there shall not have occurred any material adverse change in the financial condition, business, or operations of CFP nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of CFP.

         Section 7.05 Good Standing. CTI shall have received a certificate of good standing from the Secretary of State of the state of Utah or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that CFP is in good standing as a corporation in the state of Utah and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

         Section 7.06 Other Items.

         (a) CTI shall have received a shareholders list of CFP, current at least ten (10) days prior to Closing, containing the name, address and number of shares held by each such CFP Shareholder certified by an executive officer of CFP as being true, complete and accurate.

         (b) CTI shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as CTI may reasonably request.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.01 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Utah.

         Section 8.02 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

                  If to CFP, to:            Carbon Fiber Products, Inc.
                                            895 West Riverdale Road
                                            Ogden, Utah 84405

                  With copies to:           James C. Lewis, Esq.
                                            Lewis Law Offices
                                            10 West 100 South, #600
                                            Salt Lake City, UT 84101

                  If to CTI, to:            Cyntech Technologies, Inc.
                                            8301 Westglenn Drive, Suite 210-C
                                            Houston, Texas 77013

                  With copies to:           Ben Barkley, Esq.
                                            Kilpatrick & Stockton, LLP
                                            Suite 2800
                                            1110 Peachtree Street
                                            Atlanta. Georgia 30309-5430

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

         Section 8.03 Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

         Section 8.04 Confidentiality. Each party here to agrees with the other parties that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative officer, director, or employee, or from any books or records or from personal inspection, or such other party, and shall not use such data or information or disclose the same to others, except
(i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

         Section 8.05 Schedules: Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

         Section 8.06 Third Party Beneficiaries. This contract is solely between CFP and CTI, and. except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

         Section 8.07 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof, including This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

         Section 8.08 Survival: Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

         Section 8.09 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

         Section 8.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writings signed by the party or parties for whose benefit the provision is intended.

         IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

                                            CARBON FIBER  PRODUCTS, INC.
ATTEST


__________________________                  By_____/s/ J. D. Moore____________
Secretary or Assistant Secretary            Douglas Moore


                                            CYNTECH TECHNOLOGIES, INC.

ATTEST:




___/s/____________________                 By:______/s/ F. Meyers____________
Secretary or Assistant                      R. Frank Meyer, President

CYNTECH SHAREHOLDERS:

/s/                                               /s/
------------------------------                   -------------------------------
John L. Laska & Kayron M. Laska                         Lester D. Mallory, Jr.
JTWROS

/s/                                               /s/
------------------------------                   -------------------------------
William McMillan & Pat McMillan                         Joseph Lamb
JTWROS

/s/                                               /s/
------------------------------                   -------------------------------
Yong Guo & Ting Y. Sun, JTWROS                          Nini Johnson


/s/                                               /s/
-----------------------------                    -------------------------------
Joey Clayton McWilliams                                 Leo Tillier

/s/                                                /s/
------------------------------                   -------------------------------
Bill Feighner, on behalf of self and as                 Jack Pezold
Custodian for Gordon and Barnet Feighner
(children)

/s/                                               /s/
------------------------------                   -------------------------------
Allen Esthay                                            Neva P. Loner


------------------------------                   -------------------------------
Thomas K. Dumbie & Kathleen J. Dumdie,                  Robert L. Wood
JTWROS

                                                  /s/
------------------------------                   -------------------------------
James P. Quinn                                          Charles Tovey

                                                  /s/
------------------------------                   -------------------------------
William & Patti Swoboda                                 Robert Herring

/s/
------------------------------
Rhonda Lynn Goerlitz

Cyntech Shareholders
Page 2

TexOil Chemical Limited Partnership. LP       Macro Energy Services Limited
                                              Partnership, LP


By___/s/_______________________               By_/s/_________________________
Jack Cole, Managing General Partner             Michael J. Sibick
                                                Managing General Partner

The Dumdie Financial Trust                    LMCB Financial Services. Inc.



By____/s/______________________               By _/s/________________________
     Michael Dumdie, Trustee


Mission Engineering                           Tex-Line Limited Partnership, L.P.




By__/s/________________________               By___/s/_______________________
                                              Lester D. Mallory, Jr.,
                                              Managing General Partner

/s/
-------------------------------
Michael Dumdie

                                  SCHEDULE A TO

                               EXCHANGE AGREEMENT
                     BETWEEN CARBON FIBER PRODUCTS, INC. AND
                           CYNTECH TECHNOLOGIES, INC.


                              CYNTECH SHAREHOLDERS

      CTI Shareholder                              Number of CTI                     Converted to Number
                                                    Shares Held                        of Shares of CFP
----------------------------------------- --------------------------------------- ------------------------

1.  TexOil Chemical Limited                  57,000,000 (37,000,000                        21,924,958
    Partnership                              Class A; 20,000,000 Class B)

2.  Macro Energy Services Limited                  2,000,000                                  769,297
    Partnership

3.  Laska, John L. & Kayron M.                       400,000                                  153,859

4.  Mallory, Lester D. Jr.                           100,000                                   38,465

5.  McMillan, William & Pat                           20,000                                    7,693

6.  Lamb, Joseph                                      10,000                                    3,846

7.  Guo, Yong & Sun, Ting Y.                           1,000                                      385

8.  Johnson, Nini                                      1,500                                      577

9.  McWilliams, Joey Clayton                           1,000                                      385

10. Tillier, Leo                                       1,000                                      385

11. LMCD Financial Services                           50,000                                   19,232

12. Feighner, Bill, on behalf of self                 51,500                                   19,809
    and as custodian for Gordon and
    Barnet Feighner (children)

13. Mission Engineering                              500,000                                  192,324

14. Pezold, Jack                                      62,500                                   24,041

15. Esthay, Allen                                     24,405                                    9,387

16. Loner, Neva P.                                       120                                       46

17. Tex-Line Limited Partnership, LP               1,000,000                                  384,648






18. Dumdie, Thomas K.&                                 1,750                                      673
    Kathleen J. Dumdie

19. Quinn, James P.                                    1,500                                      577

20. Wood, Robert L.                                      500                                      192

21. Swoboda, William & Patti                             500                                      192

22. Herring, Robert                                   30,000                                   11,539

23. Goerlitz, Rhonda Lynn                              3,000                                    1,154

24. Tovey, Charles                                    87,500                                   33,657

25. The Dumdie Financial                           5,986,435                                2,302,673
    Trust/Michael Dumdie - Trustee


                  Total:                          67,334,210                               25,900,000




                                  CERTIFICATION

         R. Frank Meyer, President of Cyntech Technologies, Inc. ("CTI"), hereby certifies that the foregoing list of shareholders, and the conversion into shares of Carbon Fiber Products in accordance with the Exchange Agreement, is complete and accurate.



                                               ____/s/ R. Meyer_______
                                               R. Frank Meyer, President